EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 33-58657, No. 333-04169, No. 333-56593, No. 333-40328, No. 333-64106, No. 33-65724, No. 333-85204, No. 333-104462, No. 333-114845 and No. 333-123858 of Quiksilver, Inc. on Form S-8, and in Registration Statement No. 333-129307 of Quiksilver, Inc. on Form S-4, of our reports, dated January 13, 2006, relating to the Financial Statements of Quiksilver, Inc., and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Quiksilver, Inc.
/s/ Deloitte & Touche LLP
Costa Mesa, California
January 13, 2006

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